Exhibit 23

BDO	Tel: 608-836-7500 Fax: 608-836-7505 www.bdo.com	One Erdman Place, Suite 404 Madison, WI 53717

Consent of Independent Registered Public Accounting Firm

Telkonet, Inc.

Waukesha, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161909 and 333-175737) of Telkonet, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP

BDO USA, LLP
Milwaukee, WI
March 30, 2020